Sheet1

Final Proxy Results - MUNIHOLDINGS NEW YORK INSURED FUND IV, INC.								11653700	0.000
1st Meeting Date: DECEMBER 13, 2000
2nd Meeting Date: January 17, 2001
Record Date: October 30, 2000
As of: January 17, 2001

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Proposals	To Pass	Shares		For	Against	Abstain	Votes Needed		For	Against	Abstain	over Votes Needed	Proposal 1 (Trustees)	For	Against	Abstain

COMMON

1) Agreement and Plan of Reorganization	-137,497	4,174,097	2,087,050	2,224,546	43,283	63,352			53.29%	1.04%	1.52%	-3.29%		95.43%	1.86%	2.72%

2) Election of Directors
James H. Bodurtha	-1,932,815	4,174,097	2,087,050	4,019,864	134,526	0			96.31%	3.22%	0.00%	-46.30%		96.76%	3.24%	0.00%
Terry K. Glenn	-1,932,816	4,174,097	2,087,050	4,019,865	134,525	0			96.31%	3.22%	0.00%	-46.31%		96.76%	3.24%	0.00%
Herbert I. London	-1,932,815	4,174,097	2,087,050	4,019,864	134,526	0			96.31%	3.22%	0.00%	-46.30%		96.76%	3.24%	0.00%
Roberta Cooper Ramo	-1,932,815	4,174,097	2,087,050	4,019,864	134,526	0			96.31%	3.22%	0.00%	-46.30%		96.76%	3.24%	0.00%

3) Election of Auditors	-1,984,371	4,174,097	2,087,050	4,071,420	34,493	48,477			97.54%	0.83%	1.16%	-47.54%		98.00%	0.83%	1.17%

PREFERRED A
1) Agreement and Plan of Reorganization	-766	1,560	781	1,547	3	0			99.15%	0.21%	0.00%	-49.10%		99.81%	0.19%	0.00%

2) Election of Directors
James H. Bodurtha	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%
Terry K. Glenn	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%
Herbert I. London	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%
Joseph L. May	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%
Andre F. Perold	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%
Roberta C. Ramo	-768	1,560	776	1,544	0	6			98.97%	0.00%	0.38%	-49.23%		99.61%	0.00%	0.39%

3) Election of Auditors	-774	1,560	776	1,550	0	0			99.36%	0.00%	0.00%	-49.62%		100.00%	0.00%	0.00%

Voting Requirements for Preferred Shares:
Proposal 1 requires the affirmative vote in which more than 50% + 1 of the Fund's outstanding shares are represented at the Meeting
Proposals 2 & 3 requires the affirmative vote of 50% + 1 of the voted shares represented at the Meeting, provided quorum is present.

Last Updated on 07/26/2001
By MLMAG